Exhibit 99.1

7000 Cardinal Place

Dublin, OH 43017

www.cardinalhealth.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Troy Kirkpatrick	Investors:	Jon Lyons
	(614) 757-6225		(614) 757-3996
	troy.kirkpatrick@cardinalhealth.com		jon.lyons@cardinalhealth.com

CARDINAL HEALTH COMPLETES SPINOFF OF CAREFUSION CORP.

DUBLIN, Ohio, Sept. 1, 2009 — Cardinal Health today announced it has completed the spinoff of CareFusion Corp. (NYSE: CFN) through a pro rata distribution of approximately 81 percent of the shares of CareFusion common stock, effectively launching it as an independent, publicly traded company.

After the close of business yesterday, Cardinal Health distributed 0.5 share of CareFusion common stock for each outstanding share of Cardinal Health common stock held as of market close on Aug. 25, the record date for the distribution. Approximately 222 million shares of CareFusion common stock were outstanding as of the distribution, including certain equity awards issued in the spinoff. Approximately 180 million shares were distributed to Cardinal Health shareholders of record as of Aug. 25, and approximately 41 million shares were retained by Cardinal Health, which it will divest within five years. CareFusion common stock will begin regular way trading today on the New York Stock Exchange under ticker symbol “CFN.”

Additionally, the appointment of George S. Barrett as chairman and chief executive officer of Cardinal Health became effective upon completion of the spinoff on Aug. 31. The resignations of Philip Francis, Michael Losh and Michael O’Halleran from the Cardinal Health board of directors were also effective upon completion of the spinoff, with all three transitioning to the board of directors of CareFusion in connection with the spinoff. As previously announced, the new Cardinal Health board will consist of 10 members, including two new directors, Bruce L. Downey, effective yesterday and Glenn A. Britt, effective Oct. 1.

“The completion of the CareFusion spinoff marks a new day for Cardinal Health,” Barrett said. “We are focused on our role in helping make health care more cost-effective and our commitment to improving shareholder value.”

Cardinal Health is expected to benefit from enhanced management focus and sharper strategic vision, as well as improved opportunities to make investments in growth areas. In addition, the spinoff is expected to improve the alignment of management and employee incentives with performance and growth objectives at the company. The completion of the spinoff also allows Cardinal Health to adopt the capital structure, investment policy and dividend policy best suited to the financial profile and needs of the business.

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Cardinal Health News

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a Fortune 18 health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals and ambulatory care sites focus on patient care while reducing costs, improving efficiency and quality, and increasing profitability. As one of the largest health care companies in the world, Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products to more than 40,000 locations each day. The company is also a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company supports the growing diagnostic industry by supplying medical products to clinical laboratories and operating the nation’s largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Cardinal Health employs more than 30,000 people worldwide. More information about the company may be found at cardinalhealth.comcardinalhealth.com.

Cautions Concerning Forward-Looking Statements

This news release contains forward-looking statements addressing matters that are dependent upon future events or developments. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. In addition, Cardinal Health and CareFusion are subject to risks and uncertainties described in CareFusion Corporation’s Form 10 registration statement and Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports. This news release reflects management’s views as of September 1, 2009. Except to the extent required by applicable law, Cardinal Health and CareFusion undertake no obligation to update or revise any forward-looking statement.